UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 7, 2014

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    1.01           Entry Into a Material Definitive Agreement

On October 7, 2014, Malvern Federal Savings Bank (the “Bank”), the wholly owned subsidiary of Malvern Bancorp, Inc. (the “Company”), entered into a formal written agreement (the “Formal Agreement”) with the Comptroller of the Currency of the United States (the “OCC”). The Formal Agreement supersedes and replaces the Supervisory Agreement that the Bank previously entered into with the Office of Thrift Supervision (the “OTS”) in October 2010. The Formal Agreement provides, among other things, that within specified time frames, the Bank will:

•
establish a Compliance Committee of its Board of directors to monitor and coordinate the Bank’s adherence to the Formal Agreement and to prepare periodic reports describing the Bank’s progress in complying with the Formal Agreement;

•
ensure that it has competent management in place, undertake periodic reviews of the Bank’s management, implement a program to enhance and improve the skills the Bank’s management team, where necessary, act to fill any vacancies among the Bank’s senior executive officers within prescribed timeframes and in accordance with regulations of the OCC;

•
revise its written strategic plan and submit such revised plan to the OCC for review, with such strategic plan establishing objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital and liquidity adequacy, and tolerance for interest rate risk, together with strategies to achieve the Bank’s objectives;

•
revise its capital plan consistent with its revised strategic plan, and submit such revised capital plan to the OCC, with such revised capital plan providing specific plans for the Bank’s maintenance of adequate capital, determining the Bank’s capital needs in relation to material risks and the Bank’s strategic direction, identifying and establishing a strategy to maintain capital adequacy and strengthen capital if necessary, and providing for specific plans detailing how the Bank will comply with the restrictions and requirements included in the Formal Agreement which impact the Bank’s capital;

•
declare or pay a dividend or make a capital distribution only if the Bank is, and will continue to be in compliance with its capital plan and its minimum capital ratios, and only after receipt of written non-objection by the OCC; and

•	take all necessary steps to correct each violation of law, rule or regulation cited in the most recent report of examination by the OCC.

The foregoing description of the Formal Agreement is qualified in its entirety by reference to the Formal Agreement issued to the Bank, which is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 1.01.

As a result of the Formal Agreement, the Bank continues to be deemed to be in “troubled condition” and is not considered an “eligible institution” under applicable regulations. As a result, the Bank remains ineligible for expedited processing of any applications that it might file and must obtain the approval of the OCC prior to effecting any change in its directors or senior executive officers.

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Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is included herewith.

Exhibit Number	Description
10.1	Formal Agreement, by and between Malvern Federal Savings Bank and the OCC, dated October 7, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: October 10, 2014	By:	/s/Anthony C. Weagley
Anthony C. Weagley
President and Chief Executive Officer

INDEX TO EXHIBIT

Exhibit Number	Description
10.1	Formal Agreement, by and between Malvern Federal Savings Bank and the OCC, dated October 7, 2014